UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 8, 2024
DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
In connection with remarks to be made at the J.P. Morgan 42nd Annual Healthcare Conference on Monday, January 8, 2024, beginning at 12:45 p.m. (Eastern Time), DexCom, Inc. (“Dexcom”) Chairman, President and Chief Executive Officer, Kevin Sayer, will report that preliminary, unaudited revenue for the fourth quarter ended December 31, 2023 is expected to be at least $1.030 billion, an increase of 26% over the fourth quarter of 2022. For fiscal year 2023, total preliminary, unaudited revenue is expected to be approximately $3.62 billion, an increase of 24% over 2022.
Finally, Mr. Sayer will provide Dexcom’s initial financial outlook for fiscal year 2024, including an anticipated range for total revenue of approximately $4.15 billion to $4.35 billion.
The fourth quarter and fiscal year 2023 preliminary unaudited financial results contained in Mr. Sayer’s presentation and in this Current Report on Form 8-K are subject to finalization in connection with the preparation of Dexcom’s Annual Report on Form 10-K for the twelve months ended December 31, 2023. This Current Report on Form 8-K and the press release contain, and Mr. Sayer’s presentation on January 8, 2024 will contain, forward-looking statements concerning Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Dexcom’s preliminary, unaudited revenue for the fourth quarter of and the full fiscal year 2023, and estimated total revenue, Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin, for fiscal 2024, expected growth rates as compared to the year ended December 31, 2022, as well as the anticipated launch of Stelo. Because such statements deal with future events, they are subject to various risks and uncertainties. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Annual Report on Form 10-K for the period ended December 31, 2022, as filed with the Securities and Exchange Commission on February 9, 2023, its most recent Quarterly Report on Form 10-Q for the period ended September 30, 2023, as filed with the Securities and Exchange Commission on October 26, 2023, and its other reports, each as filed with the Securities and Exchange Commission. All forward-looking statements and reasons why results might differ included in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, based on information currently available to Dexcom. Should one or more of these risks or uncertainties materialize, or should any of Dexcom’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as required by law, Dexcom undertakes no obligation to publicly update or revise any forward-looking statements or reasons why results might differ.
In connection with Mr. Sayer’s presentation, on January 8, 2024, Dexcom issued a press release announcing preliminary, unaudited revenue for the fourth quarter of 2023 and fiscal year 2023, initial financial outlook for fiscal year 2024, and certain other information, which is attached here as Exhibit 99.1.
The information in this Item 2.02, including Exhibit 99.1 hereto, is furnished shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of Dexcom under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

99.1	Press release dated January 8, 2024 announcing the preliminary financial results for the quarter and year ended December 31, 2023 and certain other information
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ JEREME M. SYLVAIN Jereme M. Sylvain Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	January 8, 2024